EXHIBIT 10.5

Bionexus Gene Lab Corporation
Bionexus Gene Lab Sdn Bhd
203 S Main Street STE 3000, Wyoming 82801, USA Tel: +60122126512 10-2, Tower B, Vertical Business Suite, Avenue 3, Bangsar South City, 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia Tel: 03-74940760

This Executive Employment Agreement (the “Agreement”) is made and entered into as of the 19th day of June, 2017 and will be effective as of the 26th day of June, 2017 (the “Effective Date”), between Bionexus Gene Lab Corp, whose principal place of business is Unit 10-2, Tower B, Vertical Business Suite, Avenue 3  Bangsar South, No. 8, Jalan Kerinchi Kuala Lumpur, Malaysia (the “Company”) and Ms Wei Li Leong at 311 Lorong Maarof, Bukit Bandaraya, Bangsar, 59000 Kuala Lumpur, Malaysia (the “CFO”). This agreement supersedes all previous employment agreements as of the effective date. The Company is a Wyoming corporation and is principally engaged in the business of mRNA and infectious diseases screening (the “Business”). The Company desires to employ the CFO and the CFO desires to be employed by the Company, upon the terms and conditions hereinafter set forth.

1. Authority and Power During Employment Period.

i.

During the term of this Agreement, the CFO shall serve as the Chief Financial Officer for the Company and shall have general executive operating supervision over the accounting and financial departments of the Company, its subsidiaries and divisions, subject to the guidelines and direction of the Board of Directors of the Company;

ii.	Throughout the term of the Agreement, the CFO shall devote attention to the business and affairs of the Company consistent with the CFO’s position with the Company;

iii.

The Term of employment hereunder will commence on the date as set forth above and terminate five (5) years from the Effective Date, and such term shall automatically be extended for a one (1) year term thereafter at the request of the Company. For purposes of this Agreement, the Term (the “Term”) shall include the initial term and all renewals thereof.

2. Compensation and Benefits.

i.	The CFO shall be granted five (5) million shares over the five-year term of the Agreement;

ii.

The CFO shall be entitled to participate in benefit programs of the Company currently existing or hereafter made available to comparable executives, including, but not limited to, group life insurance and health insurance;

iii.	During each fiscal year of the Company, the CFO shall be entitled to four (4) weeks paid-time-off per year;

iv.

During the Term of employment, the CFO shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the CFO (in accordance with the practice established by the Company for its senior executive officers) in performing services hereunder, provided the CFO properly accounts therefore.

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3. Termination

i.

The CFO shall continue to receive stock grant only for the period ending month after the date of such termination plus any accrued stock through such date of termination. Any rights and benefits the CFO may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs;

ii.

The Company or the CFO may terminate the employment for whatever reason it deems appropriate upon giving three (3) months’ prior written notice. During such three (3) month period, the CFO shall continue to perform the CFO’s duties pursuant to this Agreement, and the Company shall continue to compensate the CFO in accordance with this Agreement. After the three (3) month the company will continue to grant the CFO her stock for the lesser of twelve (12) months or the remainder of this agreement;

4. Covenant Not to Compete and Non-Disclosure of Information.

The CFO acknowledges and recognizes the highly competitive nature of the Company’s business and the goodwill, continued patronage, and specifically the names and addresses of the Company’s Clients constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, in the event the CFO’s employment is terminated then the CFO agrees to the following:

i.

That during the Restricted Period of 24 months and the CFO will not, individually or in conjunction with others, directly or indirectly, engage in any Competitive Business Activities whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor or agent.

ii.

That during the Restricted Period and the CFO will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company’s Clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company. The CFO will not use or disclose any Proprietary Information of the Company for the CFO’s own purposes or for the benefit of any entity engaged in Competitive Business Activities. As used herein, the term “Proprietary Information” shall mean trade secrets or confidential proprietary information of the Company which are material to the conduct of the business of the Company. No information can be considered Proprietary Information unless the same is a unique process or method material to the conduct of Company’s Business, or is a customer list or similar list of persons engaged in business activities with Company, or if the same is otherwise in the public domain or is required to be disclosed by order of any court or by reason of any statute, law, rule, regulation, ordinance or other governmental requirement. Executive further agrees that in the event his employment is terminated, all Documents in his possession at the time of his termination shall be returned to the Company at the Company’s principal place of business.

iii.

“Documents” shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term “Documents” shall also mean identical copies of original documents or non-identical copies thereof.

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iv.	The “Company’s Clients” shall be deemed to be any partnerships, corporations, professional associations or other business organizations for whom the Company has performed Business Activities.

5. Withholding.

Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the CFO shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

6. Notices.

Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier, to the CFO’s last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

7. Governing Law.

This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Wyoming and shall be governed and construed under and in accordance with the laws of the State of Wyoming. Anything in this Agreement to the contrary notwithstanding, the CFO shall conduct her business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the CFO is located.

8. Severability.

The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

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9. Construction.

This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE CFO ACKNOWLEDGES THAT SHE HAS READ THIS ENTIRE AGREEMENT, HAS HAD THE OPPORTUNITY TO DISCUSS THIS WITH HER COUNSEL AND FURTHER ACKNOWLEDGES THAT SHE UNDERSTANDS THE RESTRICTIONS, TERMS AND CONDITIONS IMPOSED UPON THE CFO BY THIS AGREEMENT AND UNDERSTANDS THAT THESE RESTRICTIONS, TERMS AND CONDITIONS MAY BE BINDING UPON THE CFO DURING AND AFTER TERMINATION OF THE EMPLOYMENT OF THE CFO.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

Bionexus Gene Lab Corp	I, Ms Wei Li Leong, the undersigned, accept your appointment and agree to all the terms above.

C C Wong Chief Executive Officer	Wei Li Leong Chief Financial Officer

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